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                                                                    Exhibit 3.6

                                     BY-LAWS

                                       OF

                           POZZOLANIC RESOURCES, INC.

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                                    ARTICLE I
                             Meeting of Stockholders

      Section 1. Place of Meeting. Stockholder's meeting shall be held at the registered office of the corporation, 2448 76th Ave. S.E., Suite 222, Mercer Island, WA. 98040, or at such other place as may be designated in the notice of meeting.

      Section 2. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held at the registered office on the 2nd Wednesday of the month of April of each year, beginning with the year 1983, at which time there shall be elected directors for the ensuing year, and the stockholders shall transact such other business as shall properly come before them. If the meeting day in any year falls on a holiday, the regular meeting of stockholders for such year shall be held on the next business day thereafter, at the same hour.

      Section 3. Special Meeting. Special meetings of the stockholders may be called at any time by the president, or a majority of the directors, or the holder of ten (10) percent or more of the voting stock of the corporation.

      Section 4. Notice of Meetings. Unless shareholders waive notice of or consent to a meeting, a notice stating the time and place of any annual or special meeting of shareholders shall be mailed, postage prepaid, to each stockholder of record at his address as the same appears
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on the stock book of the company, or, if no address appears, at his last known place of residence, at least ten (10) days and not more than fifty (50) days prior to the date of the meeting.

      Section 5. Consent to Meeting. Any meeting of shareholders shall be valid in all respects if all the stockholders entitled to vote are present in person or by proxy, if such stockholders sign their written consent to such meeting and such consent is made a part of the record of the meeting.

      Section 6. Quorum. A majority of the voting stock issued and outstanding, either in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders.

      Section 7. Voting Rights. Except in a situation where a corporate stockholder cannot legally vote its shares in this corporation as provided in RCW 23A.08.300, in any matter put to a vote at any meeting of the stockholders, each stockholder shall be entitled to one vote for each full share of voting stock standing in his name on the books of the corporation.

      Section 8. Proxies. All proxies shall be in writing, signed by the stockholder of record granting the proxy and filed with the secretary of the corporation.

      Section 9. Order of Business. The following order of business shall be observed at all meetings of the stockholders as far as practicable, via:

            (1)   Calling the roll.

            (2) Reading, correction and approval of minutes of previous meeting.

            (3)   Reports of officers.

            (4)   Reports of committees.

            (5)   Election of directors.


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            (6)   Unfinished business.

            (7)   New Business.

      Section 10. Adjournment. If a quorum be present at any annual or special meeting of stockholders, they may adjourn from day to day as they see fit, and notice of adjournment need to be given.

                                   ARTICLE II
                                      Stock

      Section 1. Certificates. Certificates of stock shall be in form adopted by the Board of Directors and shall be singed by the president or vice president and secretary, and attested by the corporate seal.

      Section 2. Issuance. Certificates of stock shall be issued only when fully paid for.

      Section 3. Records. The certificates of stock shall be consecutively numbered. The name of the person owing the shares represented thereby with the number of such shares and the date of issue shall appear on each certificate of stock and shall be entered on the corporation books.

      Section 4. Cancellation. All certificates of stock transferred by endorsement therein shall be surrendered to the corporation for cancellation, and new certificates shall be issued to the transferee.

      Section 5. Transfer. Shares of stock shall be transferred on the books of the corporation only upon the request of the holder thereof, or his attorney, and no transfer shall be binding upon the corporation until the transfer of such shares has been entered on the books of


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the corporation.

      Section 6. Lost Certificates. In the case of a lost or destroyed certificate, the Board of Directors may require a bond from the claimant indemnifying the corporation and other persons against loss in consequence of the issuance of a duplicate certificate.

      Section 7. Subscriptions. Subscriptions for shares of stock shall be in writing and in such form and upon such conditions as the Board of Directors may require.

                                   ARTICLE III
                                    Directors

      Section 1. Board of Directors. The Board shall consist of not less than two nor more than five directors, except that if all the shares of the corporation are owned of record by less than 2 shareholders, the Board may be composed solely of shareholders of record. The directors shall be elected each year by the voting stockholders at the annual meeting to exercise the powers, conduct the business, control the property and manage the affairs of the corporation.

      Section 2. Term of Office. The term of office of each directors shall be one year, but directors shall serve until their successors are elected and qualified.

      Section 3. Qualification. Any person of lawful age, whether or not a stockholder of this corporation, may serve as a director.

      Section 4. Vacancies. Vacancies in the Board of Directors by reason of death, resignation, or the causes, except by removal by the shareholders as provided for in RCW 23A.08.030 may be filled by appointment of a majority of the remaining directors, and such appointee shall hold office until his successor is elected a the next annual meeting of


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stockholders or at any prior special meeting duly called for the purpose. Any vacancy occurring due to resignation, death or disability where one director is serving on the Board shall be appointed by the sole shareholder of record or the sole shareholder's personal representative or guardian, until a successor is elected at the next annual meeting of stockholders or at any prior special meeting duly called for that purpose.

      If all members of the Board of Directors shall be removed by the shareholders, the shareholders shall elect a new Board at the same shareholders' meeting and the newly elected Board shall serve until the next annual meeting of shareholders.

      If fewer than all members of the Board shall be removed by the shareholders at their annual meeting, the shareholders shall elect at said annual meeting only the number of directors required to fill vacancies created by terms of office which expire at the time of said meeting. Any other vacancies on the Board occasioned by removal by the shareholders at their annual or special meeting shall be filled by appointment of the remaining directors at a special meeting of directors to be held within thirty (30) days of the removal, and the appointees shall serve until normal expiration of the terms of office, or until the next annual meeting of stockholders, whichever event shall sooner occur.

      Appointees shall meeting the eligibility requirements of Section 3 hereof.

      Section 5. Regular Meetings. A regular meeting of the Board of Director shall be held at the registered office of the corporation immediately following the regular annual meeting of stockholders, or at such other time and place as the Board of Directors shall direct. At such meeting the directors shall elect their officers of the ensuing year and transact such other business as may properly come before them.


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      Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the president or may two (2) directors by giving three (3) days' notice of the time and place of meeting to each director. Said notice shall be written and shall be mailed, telegraphed, or personally delivered to each director.

      Section 7. Waiver of Notice. If all the directors shall be present at any directors' meeting, regardless of method of call or notice, or if a majority of the directors are present and those absent sign a written waiver or notice of such meeting, any business may be transacted at such meeting, and the transactions at such meeting shall be valid. Such waiver may be signed prior to or after the holding of such meeting and shall be filed in the minute book of the corporation by the secretary.

      Section 8. Quorum. A majority of the directors shall constitute a quorum.

      Section 9. Powers and Duties. The directors shall have the general management and control of the business and affairs of the corporation under the laws of the State of Washington, the Articles of Incorporation, and the By-Laws.

                                   ARTICLE IV
                                    Officers

      Section 1. Officers. The executive officers of this corporation shall consist of a President, Vice President, Secretary and Treasurer, and such other officers as shall from time to time by chosen and appointed by the Board of Directors. Any two (2) of the offices may be held by the same person, except the offices of President and Secretary which may not ordinarily be combined. When all of the issued and outstanding stock of the corporation is owned of record by


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one person, such person may hold all or may combination of offices.

      Section 2. Terms of Office. The officers shall be elected at the first meeting of the Board of Directors after organization of the corporation, and, thereafter, at the first meeting after each annual election of directors, and such officers shall hold office for one (1) year or until their successors are elected and qualified.

      Section 3. Duties of President. The president shall be elected from among the members of the Board of Directors and shall preside at all meetings of the directors and stockholders. He shall have general charge of and control over the affairs of the corporation.

      Section 4. Duties of Vice President. The vice president shall perform such duties as may be assigned to him by the Board of Directors. In the case of death, disability or absence of the President, he shall perform and be vested with all the duties and powers of the president, provided, however, that he shall not become a member of the Board of Directors solely in consequence of the vesting of such powers.

      Section 5. Duties of Secretary. The secretary shall keep a record of the minutes of the proceedings of meeting of stockholders and directors, give notice as required in these by-laws, of all such meeting, have custody of the corporate seal, affix said seal to such instruments as are deemed proper by the Board of Directors, have custody of all books, records and papers of the corporation, except such as shall be in the custody of the treasurer of some other person authorized to have custody and possession thereof by resolution of the Board of Directors, and sign all certificates of stock of the corporation.

      Section 6. Duties of Treasurer. The treasurer shall keep account of all moneys of the corporation received or disbursed, and shall deposit all moneys and valuables in the name of and


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to the credit of the corporation in such banks and depository as the Board of
Directors shall designate. The treasurer shall be responsible for the maintenance of the corporation and shall make such periodic reports and render such statements as the Board of Directors may require.

      Section 7. Vacancy. In case of a vacancy occurring in any of the offices of this corporation, such vacancy may be filled by the Board of Directors at its discretion.

      Section 8. Salaries. The salaries of all officers and agents of this corporation shall be fixed by the Board of Directors and may be changed from time to time by a majority vote of the Board.

      Section 9. Removal. Any officer or agent of this corporation may be removed by a majority vote of the Board of Directors whenever, in its judgment, the best interest of the corporation will be served thereby. Such removal shall be without prejudice to any contract rights of the person so removed.

                                    ARTICLE V
              Indemnification of Director, Officers & Other Persons

      Section 1. Indemnification. The corporation shall be does hereby indemnify each person (and his heirs, executors, administrators or other legal representatives) who is, shall become or shall have been a director or officer of this corporation, or any person who is serving, shall serve, or shall have served at the request of this corporation as a director of officer of another corporation in which it owns share of capital stock or of which it is a creditor, against all liabilities and expenses (including judgments, fines, penalties and attorney's fees, but excluding any amount paid to the corporation in settlement) reasonablely incurred by any such director,


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officer or person in connection with, or arising out of any action, suit or proceeding, whether civil, criminal or administrative, in which any such director, officer or other person may be a party defendant or with which he may be threatened or otherwise involved, directly or directly, by reason of his being, becoming or having been a director or officer of this corporation or such other corporation.

      Section 2. Conditions of Indemnification. The indemnification provided for in this Article V shall be subject to the following conditions:

      (1) That said action, suit or proceeding shall be prosecuted against such director, office or person to final determination, and it shall not be finally adjudge in such action, suit or proceeding that he had been liable for misconduct or negligence in the performance of his duty as such;

      (2) That said action, suit or proceeding shall be compromised, settled or otherwise terminated as against such director, officer or the person, and it shall be not have been finally adjudged int such action, suit or proceeding that such director, officer of person making such compromise or settlement or participating in such termination was liable for misconduct or negligence, and it shall be determined by majority of the directors of this corporation, acting in good faith, that such director, officer or person was not liable for misconduct or negligence in the performance of his duty as such director, officer or person in connection with the matter or matters out of which such compromise, settlement of determination arose.

      Section 3. Advances. Upon request therefor by any director, officer or person enumerated in Section 1 of this Article V, the corporation may, from time to time prior to final adjudication or comprise or settlement of the matter or matters as to which indemnification is


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claimed, advance to such director, officer or person all expenses imposed upon or incurred by him to the date of such request if this corporation shall be have received substantially concurrent with nay such request an opinion of counsel to the effect that it is probable that upon the termination of the action, suit or proceeding, or threatened action, suit or proceeding as to which reimbursement is sought, such director, officer or person will be entitled to indemnity under this Article V in respect to such advances and that such advances may properly be made by this corporation. Any advance made pursuant to this Section 3 shall be made on the condition that the director, officer or person receiving such advance will repay to this corporation any amounts so advanced, if substantially concurrent with the termination of the matter or matters as to which would entitle such director, officer or person to indemnification under this Article V.

      Section 4. Rights Not Exclusive. The foregoing rights of indemnification shall not be exclusive of other rights to which any director, officer or person is entitled under any agreement or vote of stockholders, or statute, or as a matter of law or otherwise; and the provisions of this Article V shall be severable, and if any provision thereof shall for any reason be determined invalid or ineffective, the remaining provisions shall not thereby be affected.

                                   ARTICLE VI
                                 Corporate Seal

      The officer seal of this corporation shall be circular with the name of the corporation around the border, the denomination. "CORPORATE", the work "SEAL", and the state and year of its incorporation stated in the center. An impression of such seal appears on the last page.


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                                  ARTICLE VII
                                   Amendments

      Section 1. Stockholders' Amendments. The By-Laws of this corporation may be amended by a majority vote of the stockholders at any annual meeting or any special meeting called for that purpose.

      Section 2. Directors' Amendments. The Board of Directors may adopt additional By-Laws and may amend existing By-Laws by a majority vote of the Board, but shall not change, alter or repeal any By-Laws adopted by the stockholders or the corporation.

      ADOPTED on this 1st day of January, 1983, by Resolution of the Directors of this corporation.

                                      --------------------
                                      Secretary

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